athenahealth, Inc. Reports Fourth Quarter and Full Year 2012 Results

Q4 2012 Financial Results

•	26% Revenue Growth Over Fourth Quarter of 2011

•	GAAP Net Income of $5.9 Million, or $0.16 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $10.8 Million, or $0.29 Per Diluted Share

Full Year 2012 Financial Results

•	30% Revenue Growth Over Full Year 2011

•	GAAP Net Income of $18.7 Million, or $0.50 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $37.2 Million, or $1.00 Per Diluted Share
WATERTOWN, MA – February 7, 2013 - athenahealth, Inc. (NASDAQ: ATHN) (the “Company,” “we,” or “athenahealth”), a leading provider of cloud-based electronic health record (EHR), practice management, and care coordination services to medical groups and health systems, today announced financial and operational results for the fourth quarter and full year 2012. The Company will conduct a conference call tomorrow, Friday, February 8, 2013, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.
Total revenue for the three months ended December 31, 2012, was $116.3 million, compared to $92.5 million in the same period last year, an increase of 26%. Full year 2012 revenue was $422.3 million, compared to full year 2011 revenue of $324.1 million, an increase of 30%.
“2012 was a pivotal year for athenahealth. We delivered strong top and bottom line performance and made marked progress on our mission to be medical care givers' most trusted service,” said Jonathan Bush, the Company’s Chairman and Chief Executive Officer. “While information liquidity in health care is mostly an abstract concept, our effort to build a sustainable, market-based national health information backbone is slowly gaining traction. Our information services cover the life cycle of a claim, the chart, the patient relationship and the hospital admission, but they are still small. We have the right model and together with our nearly 40,000 forward-thinking providers who are tapped into our cloud-based network, we are slowly connecting the synapses of health care.”
For the three months ended December 31, 2012, Non-GAAP Adjusted Gross Margin was 63.4%, down from 64.2% in the same period last year, as the Company continues to invest in its newest service offering, athenaCoordinator®. Non-GAAP Adjusted EBITDA increased 31%, to $27.1 million, or 23.3% of total revenue, from Non-GAAP Adjusted EBITDA of $20.7 million, or 22.4% of total revenue, in the same period last year. For the three months ended December 31, 2012, GAAP net income was $5.9 million, or $0.16 per diluted share, compared to $5.3 million, or $0.15 per diluted share, in the same period last year. Non-GAAP Adjusted Net Income was $10.8 million, or $0.29 per diluted share, up from $9.3 million, or $0.26 per diluted share, in the same period last year. See “Use of Non-GAAP Financial Measures” below.
“The athenahealth team delivered another great year. We achieved our revenue growth goal of 30% for the 13th year in a row and continued our efforts to improve operational efficiencies across each of our service offerings,” said Tim Adams, the Company’s Chief Financial Officer. “Our investments in growth and innovation are a sign of our commitment to our 30% growth target and to our vision of becoming an information backbone that helps health care work as it should.”
For the year ended December 31, 2012, Non-GAAP Adjusted Gross Margin was 62.6%, down from 63.8% for full year 2011. Non-GAAP Adjusted EBITDA grew to $90.9 million, or 21.5% of total revenue from Non-GAAP Adjusted EBITDA for 2011 of $70.6 million, or 21.8% of total revenue. For full year 2012, GAAP net income was $18.7 million, or $0.50 per diluted share. Non-GAAP Adjusted Net Income for the year was $37.2 million, or $1.00 per diluted share. See "Use of Non-GAAP Financial Measures" below.
Key metrics and milestones in the fourth quarter and full year 2012 included the following:

•	$2.5 billion in collections posted to client accounts in the fourth quarter of 2012, compared to $2.0 billion in the same quarter of 2011

•	$9.2 billion in collections posted to client accounts in all of 2012, compared to $7.3 billion in all of 2011

•	36.4 average client Days in Accounts Receivable (DAR) in the fourth quarter of 2012, compared to 38.9 average client DAR in the same quarter of 2011

•	39,752 active medical providers using athenaCollector® at December 31, 2012, 28,011 of whom were physicians, compared to 32,740 providers and 23,210 physicians at December 31, 2011

•	10,926 active medical providers using athenaClinicals® at December 31, 2012, 7,949 of whom were physicians, compared to 6,525 providers and 4,662 physicians at December 31, 2011

•	14,065 active medical providers using athenaCommunicator® at December 31, 2012, 10,153 of whom were physicians, compared to 5,830 providers and 4,098 physicians at December 31, 2011
As of December 31, 2012, the Company had cash, cash equivalents, and available-for-sale investments of $193.1 million. The Company does not have any outstanding debt obligations.
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, conference calls, slide presentations, and webcasts, the Company may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.
Conference Call Information
To participate in the Company’s live conference call and webcast, please dial 800-447-0521 (or 847-413-3238 for international calls) using conference code No. 34078406, or visit the Investors section of the Company’s web site at www.athenahealth.com. A replay will be available for one week following the conference call at 888-843-7419 (and 630-652-3042 for international calls) using conference code No. 34078406. A webcast replay will also be archived on the Company’s website.
About athenahealth
athenahealth is a leading provider of cloud-based Best in KLAS electronic health record (EHR), practice management, care coordination services to medical groups and health systems. athenahealth's mission is to be the most trusted service to medical care givers, helping them do well, doing the right thing. For more information, please visit http://www.athenahealth.com/ or call (888) 652-8200.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; statements regarding the benefits of the Company’s service offerings; statements regarding changes in the health care industry, including an increased emphasis on coordinated care and health information exchange, and the Company’s positioning in regard to those changes; and statements found under the Company’s “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with the acquisition and integration of companies and new technologies to achieve expected synergies; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, please see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

Contacts:
Dana Quattrochi
athenahealth (Investors)
(617) 402-1329
investorrelations@athenahealth.com

Holly Spring
athenahealth (Media)
(617) 402-1631
hspring@athenahealth.com

athenahealth, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$154,988	$57,781
Short-term investments	38,092	62,084
Current portion of restricted cash	1,357	—
Accounts receivable - net	61,916	49,038
Deferred tax assets	6,907	5,245
Prepaid expenses and other current assets	10,924	8,988
Total current assets	274,184	183,136

Property and equipment - net	54,035	52,275
Restricted cash	—	5,007
Capitalized software costs - net	16,050	6,974
Purchased intangibles - net	21,561	20,052
Goodwill	48,090	47,307
Deferred tax assets	11,759	12,532
Investments and other assets	2,773	21,503
Total assets	$428,452	$348,786

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$1,733	$6,318
Accrued compensation	36,393	28,176
Accrued expenses	19,683	17,774
Current portion of deferred revenue	8,209	6,345
Current portion of deferred rent	799	960
Total current liabilities	66,817	59,573
Deferred rent, net of current portion	2,854	2,932
Deferred revenue, net of current portion	45,515	44,281
Other long-term liabilities	1,618	5,529
Total liabilities	116,804	112,315

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at December 31, 2012, and December 31, 2011, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 37,572 shares issued and 36,294 shares outstanding at December 31, 2012; 36,678 shares issued and 35,400 shares outstanding at December 31, 2011	376	367
Additional paid-in capital	303,547	247,131
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive loss	(81)	(101)
Retained earnings (accumulated deficit)	9,006	(9,726)
Total stockholders’ equity	311,648	236,471
Total liabilities and stockholders’ equity	$428,452	$348,786

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue:
Business services	$112,581	$89,293	$408,496	$312,768
Implementation and other	3,723	3,219	13,775	11,299
Total revenue	116,304	92,512	422,271	324,067
Expense:
Direct operating	45,208	34,810	166,886	122,795
Selling and marketing	27,580	23,235	104,300	79,775
Research and development	9,263	6,957	33,792	23,343
General and administrative	14,952	13,405	57,025	48,711
Depreciation and amortization	7,677	4,826	25,641	16,710
Total expense	104,680	83,233	387,644	291,334
Operating income	11,624	9,279	34,627	32,733
Other income (expense)	17	49	251	147
Income before income tax provision	11,641	9,328	34,878	32,880
Income tax provision	(5,701)	(3,999)	(16,146)	(13,834)
Net income	$5,940	$5,329	$18,732	$19,046
Net income per share - Basic	$0.16	$0.15	$0.52	$0.54
Net income per share - Diluted	$0.16	$0.15	$0.50	$0.53
Weighted average shares used in computing net income per share:
Basic	36,264	35,392	35,956	35,046
Diluted	37,420	36,492	37,133	36,050

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,732	$19,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,144	19,030
Amortization of premium on investments	1,270	1,579
Provision for uncollectible accounts	153	1,122
Excess tax benefit from stock-based awards	(14,179)	(14,208)
Deferred income tax	(890)	(2,962)
Change in fair value of contingent considerations	(5,118)	40
Stock-based compensation expense	27,236	18,901
Other reconciling adjustments	(178)	73
Changes in operating assets and liabilities:
Accounts receivable	(12,764)	(12,130)
Prepaid expenses and other current assets	12,096	11,787
Other long-term assets	111	489
Accounts payable	13	688
Accrued expenses	3,898	2,832
Accrued compensation	7,959	8,055
Deferred revenue	2,969	9,987
Deferred rent	(239)	(3,565)
Net cash provided by operating activities	70,213	60,764
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(15,657)	(7,779)
Purchases of property and equipment	(23,904)	(16,696)
Proceeds from sales and disposals of property and equipment	172	—
Proceeds from sales and maturities of investments	160,340	168,083
Purchases of short-term and long-term investments	(118,919)	(165,657)
Payments on acquisition	(5,798)	(34,882)
Decrease in restricted cash	3,650	3,684
Net cash used in investing activities	(116)	(53,247)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	18,699	14,097
Taxes paid related to net share settlement of restricted stock awards	(4,248)	—
Excess tax benefit from stock-based awards	14,179	14,208
Payment of contingent consideration accrued at acquisition date	(1,550)	(3,355)
Financing fee for line of credit	—	(741)
Payment to terminate interest rate derivative contract	—	(563)
Payments on long-term debt and capital lease obligations	—	(9,216)
Net cash provided by financing activities	27,080	14,430
Effects of exchange rate changes on cash and cash equivalents	30	(110)
Net increase in cash and cash equivalents	97,207	21,837
Cash and cash equivalents at beginning of period	57,781	35,944
Cash and cash equivalents at end of period	$154,988	$57,781
Non-cash transactions
Property, equipment and purchased software recorded in accounts payable and accrued expenses	$4,217	$8,066
Taxes to be paid related to net share settlement of restricted stock awards in accrued exp.	$258	$—
Tax benefit recorded in prepaid expenses and other current assets	$14,150	$13,803
Cash received for interest	$1,960	$1,900
Cash paid for taxes	$3,932	$2,708

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Consolidated Statements of Income for the three and twelve months ended December 31, 2012 and 2011:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Stock-based compensation charged to Consolidated Statements of Income:
Direct operating	$1,547	$948	$5,619	$3,173
Selling and marketing	2,312	1,721	7,717	5,645
Research and development	306	815	3,213	2,311
General and administrative	2,553	2,385	10,687	7,772
Total stock-based compensation expense	6,718	5,869	27,236	18,901
Amortization of capitalized stock-based compensation related to software development (1)	257	—	257	—
Total	$6,975	$5,869	$27,493	$18,901

(1)
In addition, for the three and twelve months ended December 31, 2012, $0.8 million of stock-based compensation was capitalized in the line item Capitalized Software Costs in the Consolidated Balance Sheet for which $0.3 million of amortization was included in the line item Depreciation and Amortization Expense in the Consolidated Statements of Income. The amount of stock-based compensation related to capitalized software development costs in prior periods was not significant.

athenahealth, Inc.
CASH, CASH EQUIVALENTS, AND AVAILABLE-FOR-SALE INVESTMENTS
(Unaudited, in thousands)

Set forth below is a breakout of total cash, cash equivalents, and available-for-sale investments as of December 31, 2012, and December 31, 2011:

	December 31, 2012	December 31, 2011

Cash, cash equivalents	$154,988	$57,781
Short-term investments	38,092	62,084
Long-term investments (1)	—	18,619
Total	$193,080	$138,484

(1)	The Company has purchased certain available-for-sale investments that had a maturity date longer than one-year, which it classifies in “Investments and other assets” on the consolidated balance sheet.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with accounting principles generally accepted in the United States of America (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Total revenue	$116,304	$92,512	$422,271	$324,067
Direct operating expense	45,208	34,810	166,886	122,795
Total revenue less direct
operating expense	71,096	57,702	255,385	201,272
Add: Stock-based compensation
allocated to direct operating expense	1,547	948	5,619	3,173
Add: Amortization of purchased intangibles	1,100	761	3,359	2,230

Non-GAAP Adjusted Gross Profit	$73,743	$59,411	$264,363	$206,675

Non-GAAP Adjusted Gross Margin	63.4%	64.2%	62.6%	63.8%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Total Revenue	$116,304	$92,512	$422,271	$324,067

GAAP net income	5,940	5,329	18,732	19,046
Add: Provision for income taxes	5,701	3,999	16,146	13,834
Less: Total other income	(17)	(49)	(251)	(147)
Add: Stock-based compensation expense	6,718	5,869	27,236	18,901
Add: Depreciation and amortization	7,677	4,826	25,641	16,710
Add: Amortization of purchased intangibles	1,100	761	3,359	2,230

Non-GAAP Adjusted EBITDA	$27,119	$20,735	$90,863	$70,574

Non-GAAP Adjusted EBITDA Margin	23.3%	22.4%	21.5%	21.8%
Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Total revenue	$116,304	$92,512	$422,271	$324,067

GAAP net income	5,940	5,329	18,732	19,046
Add: Provision for income taxes	5,701	3,999	16,146	13,834
Less: Total other income	(17)	(49)	(251)	(147)
Add: Stock-based compensation expense	6,718	5,869	27,236	18,901
Add: Amortization of capitalized stock-based compensation related to software development	257	—	257	—
Add: Amortization of purchased intangibles	1,100	761	3,359	2,230

Non-GAAP Adjusted Operating Income	$19,699	$15,909	$65,479	$53,864

Non-GAAP Adjusted Operating Income Margin	16.9%	17.2%	15.5%	16.6%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

GAAP net income	$5,940	$5,329	$18,732	$19,046
Add: Loss on interest rate derivative contract	—	—	—	73
Add: Stock-based compensation expense	6,718	5,869	27,236	18,901
Add: Amortization of capitalized stock-based compensation related to software development	257	—	257	—
Add: Amortization of purchased intangibles	1,100	761	3,359	2,230

Sub-total of tax deductible items	8,075	6,630	30,852	21,204

(Less): Tax impact of tax deductible items (1)	(3,230)	(2,652)	(12,341)	(8,482)

Non-GAAP Adjusted Net Income	$10,785	$9,307	$37,243	$31,768

Weighted average shares - diluted	37,420	36,492	37,133	36,050

Non-GAAP Adjusted Net Income per Diluted Share	$0.29	$0.26	$1.00	$0.88

(1)	Tax impact calculated using a statutory tax rate of 40%.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

GAAP net income per share - diluted	$0.16	$0.15	$0.50	$0.53
Add: Loss on interest rate derivative contract	—	—	—	—
Add: Stock-based compensation expense	0.18	0.16	0.73	0.52
Add: Amortization of capitalized stock-based compensation related to software development	0.01	—	0.01	—
Add: Amortization of purchased intangibles	0.03	0.02	0.09	0.06

Sub-total of tax deductible items	0.22	0.18	0.83	0.59

(Less): Tax impact of tax deductible items (1)	(0.09)	(0.07)	(0.33)	(0.24)

Non-GAAP Adjusted Net Income per Diluted Share	$0.29	$0.26	$1.00	$0.88

Weighted average shares - diluted	37,420	36,492	37,133	36,050

(1)	Tax impact calculated using a statutory tax rate of 40%.

Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, and amortization of purchased intangibles and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, and amortization of purchased intangibles, and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before loss on interest rate derivative contract, stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangibles, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of the expenditure is partially outside of the Company’s control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the Company’s performance during the period in which the expense is incurred.

•
Amortization of purchased intangibles — purchased intangibles are amortized over their estimated useful life and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charge does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

•
Gains and losses on interest rate derivative contract — excluded because, until they are realized, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.